UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2003

SPINNAKER EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16009 (Commission File Number)	76-0560101 (I.R.S. Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code:    (713) 759-1770

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure.”

Contact:    Robert M. Snell, Vice President,

Chief Financial Officer and Secretary

(713) 759-1770

Spinnaker Exploration Announces Addition to Management Team

HOUSTON, November 5/PRNewswire—FirstCall/—Spinnaker Exploration Company (NYSE: SKE) today announced the appointment of Gonzalo Enciso as its Vice President and Chief Geoscientist.

Prior to joining Spinnaker, Mr. Enciso was Chief Geologist for Devon Energy, having joined Devon following their merger with Ocean Energy. Mr. Enciso came to Ocean when the company acquired Seagull Energy in 1999, where he served as Director of New Ventures. Mr. Enciso began his career with Shell Oil Company in 1981.

Mr. Enciso earned both his Bachelor of Science and Master of Science degrees in geology from the University of Kansas. He has presented a number of papers on deepwater sedimentation topics and risk analysis. He is Chairman of the Diversity Membership Sub-Committee of the American Association of Petroleum Geologists.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of natural gas and oil in the U.S. Gulf of Mexico. To learn more about Spinnaker, the Company’s web site may be accessed at www.spinnakerexploration.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date:	November 6, 2003	By:	/s/ JEFFREY C. ZARUBA

		Name:	Jeffrey C. Zaruba
		Title:	Vice President, Treasurer and Assistant Secretary